News Release

Tutor Perini Reports Second Quarter 2018 Results

•	Diluted EPS of $0.49, with strong operating margins in the Civil and Building segments
•	New awards of $1.3 billion, reflecting a book-to-burn ratio of 1.2
•	Backlog up 15% year-over-year to a new record high of $8.7 billion
•	Double-digit year-over-year backlog growth across all three segments

LOS ANGELES – (BUSINESS WIRE) – August 7, 2018 – Tutor Perini Corporation (NYSE: TPC), a leading civil, building and specialty construction company, today reported results for the three months ended June 30, 2018. Revenue for the second quarter of 2018 was $1.1 billion compared to $1.2 billion for the second quarter of last year. The decrease was driven by certain Building segment projects that are now complete and the timing of project execution activities on various Civil segment projects in New York and California. Income from construction operations for the second quarter of 2018 was $54.8 million, up 61% compared to $34.0 million for the same quarter of last year. The increase was due to favorable operating margin performance in the Civil and Building segments and the absence of prior-year unfavorable adjustments in the Specialty Contractors segment. Net income attributable to the Company for the second quarter of 2018 was $24.9 million, or $0.49 per diluted share, compared to $30.1 million, or $0.59 per diluted share, for the same quarter of 2017. The results for the prior-year period included a $37.0 million legal settlement that was recorded in other income, which contributed $21.9 million of net income and $0.43 of the reported $0.59 per diluted share.

Backlog as of June 30, 2018 was $8.7 billion, a new record high and up 15% compared to $7.6 billion as of June 30, 2017. New awards and adjustments to contracts in process totaled $1.3 billion in the second quarter of 2018. Significant new awards included the $410 million Purple Line Extension Section 3 Tunnels project in California, the $172 million Baruch Houses mechanical project in New York and the $93 million Broadway Bridge Rehabilitation project in New York.

“Earnings for the second quarter exceeded our expectations largely due to better-than-anticipated margins in our Civil and Building segments,” commented Ronald Tutor, Chairman and Chief Executive Officer. “We also achieved our fourth consecutive quarter of double-digit year-over-year backlog growth, reflecting our continued success in bidding and winning new projects. We believe that our results for the second half of 2018 will continue to improve due to expected increased activity on some of our larger projects.”

Outlook and Guidance

Based on the Company’s results to date and its mid-year forecast, the Company is narrowing its guidance for 2018, with diluted earnings per share (EPS) now expected in the range of $1.90 to $2.05.

Second Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Tuesday, August 7, 2018, to discuss the second quarter 2018 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least 15 minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, inaccurate estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution; the requirement to perform extra, or change order, work resulting in disputes or claims, which may adversely affect our working capital, profits and cash flows; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against project owners, subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; a significant slowdown or decline in economic conditions; increased competition and failure to secure new contracts; client cancellations of, or reductions in scope under, contracts reported in our backlog; actual results could differ from the assumptions and estimates used to prepare financial statements; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits or losses; decreases in the level of government spending for infrastructure and other public projects; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet our obligations under our debt agreements; possible systems and information technology interruptions; failure to comply with laws and regulations related to government contracts; inclement weather; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted earnings per share calculation; economic, political and other risks, including civil unrest, security issues, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; impairment of our goodwill or other indefinite-lived intangible assets; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed on February 27, 2018 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Condensed Consolidated Statements of Income
Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per common share amounts)	2018	2017	2018	2017
REVENUE	$1,120,085	$1,247,274	$2,148,241	$2,364,635
COST OF OPERATIONS	(1,001,445)	(1,144,436)	(1,962,533)	(2,159,078)
GROSS PROFIT	118,640	102,838	185,708	205,557
General and administrative expenses	(63,825)	(68,793)	(131,818)	(134,495)
INCOME FROM CONSTRUCTION OPERATIONS	54,815	34,045	53,890	71,062
Other income, net	1,050	40,990	1,830	41,406
Interest expense	(15,998)	(22,519)	(31,063)	(38,083)
INCOME BEFORE INCOME TAXES	39,867	52,516	24,657	74,385
Provision for income taxes	(11,971)	(19,883)	(7,703)	(27,988)
NET INCOME	27,896	32,633	16,954	46,397
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,013	2,537	4,195	2,537
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$24,883	$30,096	$12,759	$43,860
BASIC EARNINGS PER COMMON SHARE	$0.50	$0.61	$0.26	$0.89
DILUTED EARNINGS PER COMMON SHARE	$0.49	$0.59	$0.25	$0.86
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,946	49,735	49,880	49,510
DILUTED	50,440	50,755	50,127	50,853

Tutor Perini Corporation
Segment Information
Unaudited

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Three Months Ended June 30, 2018
Total revenue	$461,614	$447,975	$270,633	$1,180,222	$—		$1,180,222
Elimination of intersegment revenue	(59,141)	(996)	—	(60,137)	—		(60,137)
Revenue from external customers	$402,473	$446,979	$270,633	$1,120,085	$—		$1,120,085
Income from construction operations	$49,439	$12,536	$7,454	$69,429	$(14,614)	(a)	$54,815
Capital expenditures	$27,352	$592	$215	$28,159	$174		$28,333
Depreciation and amortization(b)	$6,569	$489	$1,106	$8,164	$2,813		$10,977

Three Months Ended June 30, 2017
Total revenue	$538,552	$508,769	$281,857	$1,329,178	$—		$1,329,178
Elimination of intersegment revenue	(65,970)	(15,934)	—	(81,904)	—		(81,904)
Revenue from external customers	$472,582	$492,835	$281,857	$1,247,274	$—		$1,247,274
Income (loss) from construction operations	$58,144	$5,736	$(14,007)	$49,873	$(15,828)	(a)	$34,045
Capital expenditures	$1,850	$104	$286	$2,240	$271		$2,511
Depreciation and amortization(b)	$5,236	$513	$1,193	$6,942	$2,820		$9,762

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Six Months Ended June 30, 2018
Total revenue	$787,014	$938,592	$545,434	$2,271,040	$—		$2,271,040
Elimination of intersegment revenue	(121,427)	(1,372)	—	(122,799)	—		(122,799)
Revenue from external customers	$665,587	$937,220	$545,434	$2,148,241	$—		$2,148,241
Income from construction operations	$52,278	$18,961	$14,689	$85,928	$(32,038)	(a)	$53,890
Capital expenditures	$46,548	$870	$634	$48,052	$251		$48,303
Depreciation and amortization(b)	$12,325	$970	$2,218	$15,513	$5,651		$21,164

Six Months Ended June 30, 2017
Total revenue	$905,363	$1,019,936	$597,553	$2,522,852	$—		$2,522,852
Elimination of intersegment revenue	(128,206)	(30,011)	—	(158,217)	—		(158,217)
Revenue from external customers	$777,157	$989,925	$597,553	$2,364,635	$—		$2,364,635
Income from construction operations	$90,032	$10,977	$755	$101,764	$(30,702)	(a)	$71,062
Capital expenditures	$7,417	$148	$293	$7,858	$325		$8,183
Depreciation and amortization(b)	$21,554	$1,031	$2,385	$24,970	$5,788		$30,758

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets
Unaudited

	As of June 30,	As of December 31,
(in thousands, except share and per share amounts)	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($53,575 and $53,067 related to variable interest entities (VIEs))	$138,569	$192,868
Restricted cash	3,434	4,780
Restricted investments	52,900	53,014
Accounts receivable ($57,008 and $30,003 related to VIEs)	1,272,932	1,265,717
Retainage receivable ($24,288 and $12,410 related to VIEs)	490,751	535,939
Costs and estimated earnings in excess of billings	1,044,233	932,758
Other current assets ($35,657 and $0 related to VIEs)	141,472	89,316
Total current assets	3,144,291	3,074,392
PROPERTY AND EQUIPMENT ("P&E"), net of accumulated depreciation of $337,101 and $359,188 (net P&E of $41,150 and $11,641 related to VIEs)	490,614	467,499
GOODWILL	585,006	585,006
INTANGIBLE ASSETS, NET	87,683	89,454
OTHER ASSETS	50,171	47,772
TOTAL ASSETS	$4,357,765	$4,264,123

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$28,105	$30,748
Accounts payable ($44,118 and $19,243 related to VIEs)	625,436	699,971
Retainage payable	236,545	261,820
Billings in excess of cost and estimated earnings ($240,545 and $120,952 related to VIEs)	574,392	456,869
Accrued expenses and other current liabilities	134,264	132,438
Total current liabilities	1,598,742	1,581,846
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $40,437 and $45,631	794,509	705,528
DEFERRED INCOME TAXES	106,284	108,504
OTHER LONG-TERM LIABILITIES	145,764	163,465
TOTAL LIABILITIES	2,645,299	2,559,343

COMMITMENTS AND CONTINGENCIES

EQUITY
Stockholders' Equity:
Preferred stock - authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding 50,010,863 and 49,781,010 shares	50,011	49,781
Additional paid-in capital	1,093,874	1,084,205
Retained earnings	631,004	622,007
Accumulated other comprehensive loss	(44,805)	(42,718)
Total stockholders' equity	1,730,084	1,713,275
Noncontrolling interests	(17,618)	(8,495)
TOTAL EQUITY	1,712,466	1,704,780

TOTAL LIABILITIES AND EQUITY	$4,357,765	$4,264,123

Tutor Perini Corporation
Condensed Consolidated Statements of Cash Flows
Unaudited

	Six Months Ended June 30,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$16,954	$46,397
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	19,393	28,987
Amortization of intangible assets	1,771	1,771
Share-based compensation expense	12,063	10,420
Change in debt discounts and deferred debt issuance costs	5,914	11,950
Deferred income taxes	116	(1)
Loss (gain) on sale of property and equipment	1,474	(349)
Changes in other components of working capital	(113,887)	(132,779)
Other long-term liabilities	(5,276)	(2,801)
Other, net	(902)	1,785
NET CASH USED IN OPERATING ACTIVITIES	(62,380)	(34,620)

Cash Flows from Investing Activities:
Acquisition of property and equipment	(48,303)	(8,183)
Proceeds from sale of property and equipment	4,120	1,336
Investment in securities	(8,549)	(9,297)
Proceeds from maturities and sales of investments in securities	7,982	—
NET CASH USED IN INVESTING ACTIVITIES	(44,750)	(16,144)

Cash Flows from Financing Activities:
Proceeds from debt	1,246,677	1,276,457
Repayment of debt	(1,165,283)	(1,171,954)
Business acquisition related payment	(15,951)	—
Issuance of common stock and effect of cashless exercise	(2,458)	(10,809)
Distributions paid to noncontrolling interests	(12,500)	(2,500)
Contributions from noncontrolling interests	1,000	1,250
Debt issuance and extinguishment costs	—	(13,309)
NET CASH PROVIDED BY FINANCING ACTIVITIES	51,485	79,135

Net increase (decrease) in cash, cash equivalents and restricted cash	(55,645)	28,371
Cash, cash equivalents and restricted cash at beginning of period	197,648	196,607
Cash, cash equivalents and restricted cash at end of period	$142,003	$224,978

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
(in millions)	March 31, 2018	June 30, 2018(a)	June 30, 2018	June 30, 2018
Civil	$4,475.4	$664.5	$(402.5)	$4,737.4
Building	2,237.0	295.6	(447.0)	2,085.6
Specialty Contractors	1,765.0	373.9	(270.6)	1,868.3
Total	$8,477.4	$1,334.0	$(1,120.1)	$8,691.3

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Six Months Ended	Six Months Ended	Backlog at
(in millions)	December 31, 2017	June 30, 2018(a)	June 30, 2018	June 30, 2018
Civil	$4,118.2	$1,284.8	$(665.6)	$4,737.4
Building	1,701.4	1,321.4	(937.2)	2,085.6
Specialty Contractors	1,463.8	949.9	(545.4)	1,868.3
Total	$7,283.4	$3,556.1	$(2,148.2)	$8,691.3

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.